                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in DCB Financial Corp's Registration Statements on Forms S-8 (Nos. 333-116638 and 333-87874) of our report dated February 21, 2003, on the Company's consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the year ended December 31, 2002, which report is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.




Crowe Chizek and Company LLC

Columbus, Ohio
March 14, 2005

                                     50